UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 1, 2009 (June 30, 2009)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 1, 2009, Mr. Renrui Tang resigned as the interim Chief Financial Officer of China Valves Technology, Inc. (the “Company”), effective immediately. Mr. Tang’s resignation was not in connection with any known disagreement with the Company on any matter.

On the same date, the Board of Directors of the Company appointed Ms. Ichi Shi to serve as the Company’s Chief Financial Officer, effective immediately upon Mr. Tang’s resignation.

Ms. Shih has more than 10 years of experience in financial industry. Since 2007, she served as vice president of Brean Murray, Carret Asia Investment Banking Group in New York, NY, assessing opportunities for new business, conducting valuation analysis and due diligence of public and private companies in China and Vietnam, and providing advice on mergers and acquisitions, public listings and private placement activities. Between 2003 and 2007, she was a senior associate at the Investment Banking Group of Westminster Securities in New York, NY, primarily focusing on financial modeling and valuation analysis. Between 1998 and 2000, she was a financial and business analyst for Goldman Sachs & Co, where she developed financial budget/forecast for the Finance and Planning Department in New York, NY. Ms. Shih obtained a Master’s degree in International Finance and Business from the Columbia University and Bachelor’s degree in Accounting and International Business from New York University. Ms. Shih is also a Certified Public Accountant.

No family relationship exists between Ms. Ichi Shih and any directors or executive officers of the Company.  In addition, there has been no transaction, nor is there any currently proposed transaction between Ms. Ichi Shih and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On June 30, 2009, China Valves Technology, Inc. (the “Company”) and Ms. Shih entered into an employment agreement (the "Employment Agreement"), which is effective as of July 1, 2009 (the "Effective Date"). The Employment Agreement provides, among other things, that Ms. Shih's base salary will be US$7,000 per month (the "Base Salary"). Additionally, within three months of the Effective Date, upon approval of the board of directors of the Company, the Company will grant Ms. Shih options to purchase 100,000 shares of the Company's common stock at the price of $3.0 per share. Ms. Shih may exercise 33.336% of the option on the first anniversary of her employment of the Company, and 8.333% every three months after the first anniversary. The Employment Agreement contains covenants prohibiting Ms. Shih from competing with the Company during the two-year term and for two years thereafter. The Employment Agreement also prohibits Ms. Shih from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of a July 1, 2009 press release announcing Ms. Ichi Shih's appointment as Chief Financial  Officer of the Company is  attached  hereto as Exhibit 99.1.

ITEM 9.01       FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

Number	Description
10.1	English translation of Employment Agreement by and between China Valves Technology, Inc. and Ichi Shih, dated June 30, 2009.
99.1	Press Release, dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: July 1, 2009

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Number	Description
10.1	English translation of Employment Agreement by and between China Valves Technology, Inc. and Ichi Shih, dated June 30, 2009.
99.1	Press Release, dated July 1, 2009.